WSFS Bank Center	WSFS Bank Place	1
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103

EXHIBIT 99.1
FOR IMMEDIATE RELEASE	Investor Relations Contact: Andrew Basile
(302) 504-9857; abasile@wsfsbank.com
October 24, 2024	Media Contact: Kyle Babcock
(215) 864-1795; kbabcock@wsfsbank.com

WSFS REPORTS 3Q 2024 ROA OF 1.22% AND EPS OF $1.08;
RESULTS REFLECT CONTINUED LOAN, DEPOSIT,
AND FEE REVENUE GROWTH

Wilmington, DE — WSFS Financial Corporation (Nasdaq: WSFS), the parent company of WSFS Bank, today announced its financial results for the third quarter of 2024.
Selected financial results and metrics are as follows:

(Dollars in millions, except per share data)	3Q 2024	2Q 2024	3Q 2023
Net interest income	$177.5	$174.4	$182.6
Fee revenue	90.2	91.6	72.7
Total net revenue	267.7	266.0	255.3
Provision for credit losses	18.4	19.8	18.4
Noninterest expense	163.7	155.8	139.7
Net income attributable to WSFS	64.4	69.3	74.2
Pre-provision net revenue (PPNR)(1)	103.9	110.3	115.6
Earnings per share (EPS) (diluted)	1.08	1.16	1.22
Return on average assets (ROA) (a)	1.22%	1.34%	1.45%
Return on average equity (ROE) (a)	10.0	11.4	12.6
Fee revenue as % of total net revenue	33.6	34.4	28.4
Efficiency ratio	61.1	58.5	54.6
See “Notes”
GAAP results for the quarterly periods shown included items that are excluded from core results. Below is a summary of the financial effects of these items. For additional detail, refer to the Non-GAAP reconciliation in the back of this earnings release.

	3Q 2024		2Q 2024		3Q 2023
(Dollars in millions, except per share data)	Total (pre-tax)	Per share (after-tax)	Total (pre-tax)	Per share (after-tax)	Total (pre-tax)	Per share (after-tax)
Fee revenue	$0.1	$—	$5.6	$0.07	$(0.8)	$(0.01)
Noninterest expense	—	—	(0.2)	—	0.1	—
Income tax impacts	—	—	1.3	0.02	(0.2)	—

(1) As used in this press release, PPNR is a non-GAAP financial measure that adjusts net income determined in accordance with GAAP to exclude the impacts of (i) income tax provision and (ii) provision for credit losses. For a reconciliation of this and other non-GAAP financial measures to their comparable GAAP measures, see "Non-GAAP Reconciliation" at the end of the press release.

WSFS Bank Center	WSFS Bank Place	2
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
CEO Commentary
Rodger Levenson, Chairman, CEO and President, said, "WSFS performed very well in the third quarter as reflected in our operating results of a core ROA(2) of 1.22% and accompanying core EPS(2) of $1.08.
“Despite muted demand, our results were highlighted by annualized loan growth of 5% driven by our commercial, consumer, and residential mortgage portfolios. In addition, deposits grew 3% on an annualized basis primarily due to seasonal municipal deposit inflows.
“Our diverse fee businesses also continued to perform solidly. During the quarter, we completed the conversions of our trust accounting system and client portal in our Wealth Management business. These conversions were executed as part of our Bryn Mawr Trust integration plan and position us for significant future growth.
“Total net credit costs increased modestly compared to the prior quarter with a decrease in the provision for credit losses offset by an increase in reserves for unfunded loan commitments. The negative migration in credit metrics includes two existing problem commercial loans (office-related and hotel) which moved to nonperforming assets in the quarter.
"While the 50 basis point decrease in the Fed Funds Rate in mid-September had a minimal impact on 3Q results, we have updated our full-year 2024 Outlook in our Earnings Release Supplement to reflect this change.
“We look forward to finishing 2024 strong and as always I want to extend my sincere thanks to our 2,300 Associates who work tirelessly to serve our Customers, Communities and each other every day.”

(2) As used in this press release, core ROA and core EPS are non-GAAP financial measures. These non-GAAP financial measures exclude certain pre-tax adjustments and the tax impact of such adjustments. For a reconciliation of these and other non-GAAP financial measures to their comparable GAAP measures, see "Non-GAAP Reconciliation" at the end of the press release.

WSFS Bank Center	WSFS Bank Place	3
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
Highlights for 3Q 2024:
•Core ROA was 1.22%, compared to 1.25% for 2Q 2024.
•Core EPS was $1.08, flat from 2Q 2024.
•Gross loan growth of 1% (5% annualized) from 2Q 2024 driven by growth in commercial, consumer, and residential mortgage.
•Customer deposits increased 1% (3% annualized) compared to 2Q 2024, driven by seasonal increases in municipal deposits and continued increases in customer time deposits, partially offset by expected outflows in Wealth and Trust deposits.
•Net interest margin of 3.78%, compared to 3.85% for 2Q 2024, reflects higher deposit costs and slightly lower asset yields.
•Core fee revenue (noninterest income)(3) of $90.1 million, increased $4.1 million, or 5% (not annualized), compared to 2Q 2024, driven by revenue from our partnership with Spring EQ and growth in Cash Connect®.
•Total net credit costs were $20.1 million, compared to $18.5 million for 2Q 2024. Provision for credit losses was $18.4 million, a decline of $1.4 million from the prior quarter, which was offset by increases in loan workout costs and reserves for unfunded commitments.
•WSFS repurchased 266,672 shares of common stock at an average price of $51.82 per share, totaling an aggregate of $13.8 million. Tangible common book value (TBV) per share(3) increased by $3.36 to $28.56. The Board of Directors approved a quarterly cash dividend of $0.15 per share.

(3) As used in this press release, core fee revenue (noninterest income) and TBV per share are non-GAAP financial measures. These non-GAAP financial measures exclude certain pre-tax adjustments and the tax impact of such adjustments. For a reconciliation of these and other non-GAAP financial measures to their comparable GAAP measures, see "Non-GAAP Reconciliation" at the end of the press release.

WSFS Bank Center	WSFS Bank Place	4
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
Third Quarter 2024 Discussion of Financial Results
Balance Sheet
The following table summarizes loan and lease balances and composition at September 30, 2024 compared to June 30, 2024 and September 30, 2023:

Loans and Leases
(Dollars in millions)	September 30, 2024		June 30, 2024		September 30, 2023
Commercial & industrial (C&I)	$4,661	35%	$4,599	35%	$4,590	37%
Commercial mortgage	4,149	32	4,035	31	3,646	29
Construction	806	6	879	7	1,043	8
Commercial small business leases	645	5	644	5	606	5
Total commercial loans and leases	10,261	78	10,157	78	9,885	79
Residential mortgage	965	7	936	7	873	7
Consumer	2,138	16	2,106	17	1,957	15
Gross loans and leases	13,364	101%	13,199	102%	12,715	101%
ACL	(197)	(1)	(198)	(2)	(176)	(1)
Net loans and leases	$13,167	100%	$13,001	100%	$12,539	100%
At September 30, 2024, WSFS’ gross loan and lease portfolio increased $165.5 million, or 1% (5% annualized), when compared with June 30, 2024, driven by growth in commercial, consumer, and residential mortgages. Total commercial loans and leases increased $104.6 million, with growth from new originations and the conversion of construction loans, which drove increases in the C&I and commercial mortgage portfolios.
Consumer loans increased $31.6 million, primarily from Spring EQ home equity loans, partially offset by a decrease in Upstart loans. We met the 2024 origination target with Spring EQ and do not expect additional originations in the fourth quarter. As a result of the previously announced sale of Spring EQ, we are evaluating volumes for 2025. Residential mortgages increased $29.2 million due to the retention of certain loans based on favorable yields and relationship opportunities.
Gross loans and leases at September 30, 2024 increased $649.2 million, or 5%, when compared with September 30, 2023. The growth was driven by increases of $503.3 million in commercial mortgage, $181.0 million in consumer loans (primarily from Spring EQ), $91.9 million in residential mortgage due to the reasons noted above, and $71.0 million in C&I. These increases were partially offset by a $237.7 million decrease in construction loans, as they migrated into commercial mortgages and C&I loans, including owner-occupied real estate.

WSFS Bank Center	WSFS Bank Place	5
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
The following table summarizes customer deposit balances and composition at September 30, 2024 compared to June 30, 2024 and September 30, 2023:

Customer Deposits
(Dollars in millions)	September 30, 2024		June 30, 2024		September 30, 2023
Noninterest demand	$4,686	29%	$4,783	29%	$4,913	31%
Interest-bearing demand	2,931	18	2,812	17	3,028	19
Savings	1,489	9	1,537	9	1,681	10
Money market	5,178	31	5,175	33	4,560	29
Total core deposits	14,284	87	14,307	88	14,182	89
Customer time deposits	2,143	13	1,984	12	1,715	11
Total customer deposits	$16,427	100%	$16,291	100%	$15,897	100%
Total customer deposits increased by $136.0 million, 1% (3% annualized), when compared with June 30, 2024, primarily driven by seasonal increases in municipal deposits of $227.7 million and continued increases in customer time deposits, partially offset by expected outflows in Wealth and Trust deposits. Average customer deposits increased 1% (5% annualized), including 12% (annualized) in noninterest demand, compared to June 30, 2024, primarily from Wealth and Trust flows.
Total customer deposits increased by $529.8 million, or 3%, from September 30, 2023, primarily due to increases in money market and time deposits. The growth was concentrated in the Commercial and Consumer businesses.
The deposit base remains well-diversified, with 51% of customer deposits coming from the Commercial, Small Business, and Wealth and Trust business lines. The loan-to-deposit ratio(4) was 80% at September 30, 2024, providing continued capacity to fund future loan growth.
Core deposits were 87% of total customer deposits, with a weighted average cost of 159bps for the quarter. Small mix changes continued this quarter with no- and low-cost checking accounts representing 47% of total customer deposits with a weighted average cost of 46bps for the quarter.

(4) Ratio of net loans and leases to total customer deposits.

WSFS Bank Center	WSFS Bank Place	6
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
Net Interest Income

	Three Months Ending
(Dollars in millions)	September 30, 2024	June 30, 2024	September 30, 2023
Net interest income before purchase accretion	$175.5	$172.7	$178.8
Purchase accounting accretion	2.0	1.7	3.8
Net interest income	$177.5	$174.4	$182.6

Net interest margin before purchase accretion	3.74%	3.81%	4.00%
Purchase accounting accretion	0.04	0.04	0.08
Net interest margin	3.78%	3.85%	4.08%
Net interest income increased $3.1 million, or 2% (not annualized), compared to 2Q 2024, primarily due to loan growth. Net interest income decreased $5.1 million, or 3%, compared to 3Q 2023, primarily driven by continued deposit mix shift and growth in higher yielding deposit products.
Total loan yields were 7.07%, a decrease of 2bps when compared to 2Q 2024. Total customer deposit costs were 1.95%, an increase of 6bps, while interest-bearing customer deposit costs were 2.79%, an increase of 10bps compared to the prior quarter. The deposit cost increase was driven by growth in higher-priced deposits as we saw opportunities to deepen existing relationships and attract new business.
Net interest margin decreased 7bps from 2Q 2024, mainly due to growth in municipal and higher priced deposits as described above (3bps), as well as slightly lower asset yields, which were partially driven by market-value increases on available-for-sale investment securities (2bps). Net interest margin decreased 30bps from 3Q 2023, primarily driven by continued deposit mix shift and growth in higher priced deposit products over the past year.
To mitigate asset sensitivity, WSFS completed a previously announced $1.5 billion hedging program utilizing floor options.

WSFS Bank Center	WSFS Bank Place	7
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
Asset Quality
The following table summarizes asset quality metrics as of and for the period ended September 30, 2024 compared to June 30, 2024 and September 30, 2023.

(Dollars in millions)	September 30, 2024	June 30, 2024	September 30, 2023
Problem assets(5)	$721.5	$628.5	$543.4
Delinquencies	147.6	89.0	110.8
Nonperforming assets	91.3	65.4	57.8
Net charge-offs	19.2	14.2	14.3
Total net credit costs (r)	20.1	18.5	18.2
Problem assets to total Tier 1 capital plus ACL	30.11%	27.00%	23.61%
Classified assets to total Tier 1 capital plus ACL	21.41	19.93	16.11
Ratio of nonperforming assets to total assets	0.44	0.32	0.29
Delinquencies to gross loans (n)	1.11	0.68	0.87
Ratio of quarterly net charge-offs to average gross loans	0.58	0.44	0.45
Ratio of allowance for credit losses to total loans and leases (q)	1.48	1.51	1.39
Ratio of allowance for credit losses to nonaccruing loans	219	310	306
See “Notes”
Total net credit costs were $20.1 million in the quarter, an increase of $1.6 million, compared to $18.5 million in 2Q 2024. Total net credit costs include a provision for credit losses of $18.4 million, which declined slightly from 2Q 2024. The increase in total net credit costs was due to higher reserves for unfunded commitments related to new loan commitments and the continued evaluation of the portfolio, as well as higher loan workout costs.
Nonperforming assets increased $25.9 million, or 12bps of total assets, compared to June 30, 2024, primarily driven by the migration of two loans - a $19.2 million C&I loan, in participation with another bank, to a fund that is invested in office properties predominantly in east coast suburban markets and a $14.7 million hotel loan in suburban Philadelphia, partially offset by the resolution of previously identified nonperforming assets.
Net charge-offs increased $5.0 million to $19.2 million, or 0.58% (annualized) of average gross loans during the quarter, mainly due to the previously identified hotel loan. Excluding Upstart and NewLane, which experienced losses consistent with the prior quarter, net charge-offs were 31bps of average gross loans.
Problem assets to total Tier 1 capital plus ACL ratio was 30.11%, an increase of 311bps compared to June 30, 2024, based on the continued evaluation of the portfolio.

(5) Problem assets includes all criticized, classified, and nonperforming loans as well as other real estate owned (OREO).

WSFS Bank Center	WSFS Bank Place	8
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
Delinquencies of $147.6 million, or 111bps of gross loans, increased $58.6 million, or 43bps, compared to June 30, 2024. This increase was primarily driven by the previously mentioned hotel loan and one additional $42.1 million commercial real estate relationship in which we are working with the sponsor on a path toward resolution.

The ACL was $197.5 million as of September 30, 2024, a decrease of $0.8 million from June 30, 2024. The ACL coverage ratio was 1.48%, a decrease of 3bps from June 30, 2024. The decreases in the ACL and coverage ratio were due to continued runoff on the Upstart portfolio.
Core Fee Revenue
Fee businesses, including Wealth and Trust, Cash Connect®, Capital Markets, and Mortgage Banking reflect the investments we have made to diversify our revenue. Core fee revenue (noninterest income) of $90.1 million increased $4.1 million, or 5% (not annualized), compared to $86.0 million from 2Q 2024, primarily driven by $2.3 million of revenue from our partnership with Spring EQ (related to the annual earnout from the previously announced sale), $0.8 million from Cash Connect® due to increases in bailment and smart safe revenue, and $0.7 million from Bank Owned Life Insurance.
Core fee revenue increased $16.7 million, or 23%, compared to 3Q 2023. The growth was driven by the Cash Connect®, Wealth Management, Core Banking, and Mortgage business lines. Growth in Cash Connect® was driven by bailment Customers added in the fourth quarter of 2023 and the first half of 2024. Growth in Wealth Management was driven by growth across all key product lines, with double digit growth in Institutional Services and The Bryn Mawr Trust Company of Delaware (BMT of DE).
For 3Q 2024, our core fee revenue ratio(6) was 33.6% compared to 33.0% in 2Q 2024 and 28.6% in 3Q 2023. Fee revenue is a competitive differentiator providing a well-diversified source of revenue with further growth opportunities expected.

(6) As used in this press release, core fee revenue ratio is a non-GAAP financial measure. This non-GAAP financial measure excludes certain pre-tax adjustments and the tax impact of such adjustments. For a reconciliation of this and other non-GAAP financial measures to their comparable GAAP measures, see "Non-GAAP Reconciliation" at the end of the press release.

WSFS Bank Center	WSFS Bank Place	9
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
Core Noninterest Expense(7)
Core noninterest expense of $163.7 million increased $7.7 million, or 5% (not annualized), compared to 2Q 2024. The increase included $3.0 million related to changes in unfunded loan commitment reserves due to new loan commitments and the continued evaluation of the portfolio, as well as higher loan workout costs. In addition, salaries and benefits increased by $2.9 million due to increased performance-based incentive accruals and talent additions as we continue to invest in the franchise, as well as a $1.4 million increase in external fraud losses.
Core noninterest expense increased $24.1 million, or 17%, compared to 3Q 2023. The increase was primarily due to $11.7 million in higher salaries and benefits from annual and performance-based increases and talent additions in key business lines, as well as $8.5 million from Cash Connect® external funding costs. Excluding the Cash Connect® external funding costs (which were offset in revenue), expenses increased by 12% compared to 3Q 2023.
Our core efficiency ratio(7) was 61.1% in 3Q 2024, compared to 59.8% in 2Q 2024 and 54.4% in 3Q 2023.
Income Taxes
We recorded a $21.1 million income tax provision in 3Q 2024, compared to $21.3 million in 2Q 2024 and $22.9 million in 3Q 2023.
The effective tax rate was 24.7% in 3Q 2024 compared to 23.5% in 2Q 2024 and 23.6% in 3Q 2023. The increase in effective tax rate for 3Q 2024 compared to 2Q 2024 was primarily driven by higher state taxes along with higher solar tax credit investment benefits in the second quarter. The increase in effective tax rate when compared to 3Q 2023 is attributable to an increase in state taxes. On a year-to-date basis, the effective tax rate was 24.2% in 2024 compared to 24.6% for the same period in 2023.

(7) As used in this press release, core noninterest expense and core efficiency ratio are non-GAAP financial measures. These non-GAAP financial measures exclude certain pre-tax adjustments and the tax impact of such adjustments. For a reconciliation of these and other non-GAAP financial measures to their comparable GAAP measures, see "Non-GAAP Reconciliation" at the end of the press release.

WSFS Bank Center	WSFS Bank Place	10
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
Capital Management
Capital levels remain strong and are all substantially in excess of the “well-capitalized” regulatory benchmarks at September 30, 2024, with WSFS Bank’s Tier 1 leverage ratio of 10.68%, Common Equity Tier 1 capital ratio and Tier 1 capital ratio of 13.46%, and Total Risk-based capital ratio of 14.71%.
WSFS’ total stockholders’ equity increased $188.7 million, or 8% (not annualized), during 3Q 2024. The increase was primarily due to an increase in accumulated other comprehensive income (AOCI) of $142.9 million driven by market-value increases on available-for-sale investment securities, as well as quarterly earnings of $64.4 million. These increases were partially offset by capital returns of $22.7 million to stockholders, comprising $13.8 million from share repurchases and $8.9 million from quarterly dividends.
WSFS’ tangible common equity(8) increased $192.7 million, or 13% (not annualized), compared to June 30, 2024, primarily due to the reasons described above and scheduled amortization of intangibles. WSFS’ common equity to assets ratio increased 81bps to 12.81% during the quarter, and our tangible common equity to tangible assets ratio(8) was 8.47% at September 30, 2024, an increase of 91bps, compared to the prior quarter.
At September 30, 2024, book value per share was $45.37, an increase of $3.36, or 8% (not annualized), from June 30, 2024, and tangible book value per share was $28.56, an increase of $3.36, or 13% (not annualized), from June 30, 2024. These increases were due to the reasons described above.
During 3Q 2024, WSFS repurchased 266,672 shares of common stock for an aggregate of $13.8 million. As of September 30, 2024, WSFS has 3,685,092 shares, or approximately 6% of outstanding shares, remaining to repurchase under its current authorization. For the year, total capital returned to stockholders through share repurchases and quarterly dividends was $101.5 million.
The Board of Directors approved a quarterly cash dividend of $0.15 per share of common stock. This dividend will be paid on November 22, 2024 to stockholders of record as of November 8, 2024.

(8) As used in this press release, tangible common equity and tangible common equity to tangible assets ratio are non-GAAP financial measures. These non-GAAP financial measures exclude goodwill and intangible assets and the related tax-effected amortization. For a reconciliation of these and other non-GAAP financial measures to their comparable GAAP measures, see "Non-GAAP Reconciliation" at the end of the press release.

WSFS Bank Center	WSFS Bank Place	11
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
Selected Business Segments (included in previous results):
Wealth Management
The Wealth Management segment provides a broad array of planning and advisory services, investment management, trust services, credit and deposit products to individual, corporate, and institutional Clients.
Selected quarterly performance results and metrics are as follows:

(Dollars in millions)	September 30, 2024	June 30, 2024	September 30, 2023
Net interest income	$21.6	$18.4	$21.1
Provision for (recovery of) credit losses	—	—	(0.1)
Fee revenue(9)	37.2	38.2	33.3
Noninterest expense(9)	28.4	28.0	24.5
Pre-tax income	30.4	28.6	30.0
Performance Metrics
Trust fee revenue (Institutional Services and BMT of DE)	$21.5	$21.8	$18.5
Private Wealth Management fee revenue	14.7	15.5	14.5
AUM/AUA(10)	87,217	84,938	77,560
Wealth Management pre-tax income increased $1.9 million, or 7% (not annualized), compared to 2Q 2024. Net interest income increased $3.2 million, as average trust deposits were higher by $271.9 million compared to 2Q 2024. Fee revenue decreased $1.0 million from 2Q 2024, primarily due to lower seasonal tax-based revenue and nonrecurring items, partially offset by growth in Institutional Services fees. Total noninterest expense increased $0.3 million, compared to 2Q 2024, mostly due to salaries from hiring new advisors and performance-based compensation.
Wealth Management pre-tax income increased $0.5 million compared to 3Q 2023 due to higher fee revenue and net interest income. Net interest income increased $0.5 million due mostly to higher deposit balances. Fee revenue increased $4.0 million, or 12%, compared to 3Q 2023, due to increases in assignment and bankruptcy fees in Institutional Services, increased activity in The Bryn Mawr Trust Company of Delaware, and higher AUM in Private Wealth Management. Total noninterest expense increased $3.8 million driven by salary expenses from hiring new advisors and performance-based compensation.
Net AUM of $9.3 billion at the end of 3Q 2024 increased $0.3 billion, or 3% compared to 2Q 2024, and increased $1.2 billion, or 15%, compared to 3Q 2023. AUM balances over the period benefited primarily from positive returns in broader equity markets.

(9) Includes intercompany allocation of revenue and expense.
(10) Represents Assets Under Management and Assets Under Administration.

WSFS Bank Center	WSFS Bank Place	12
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
Cash Connect®
Cash Connect® is a premier provider of ATM vault cash, smart safe and cash logistics services in the United States, servicing non-bank ATMs and smart safes nationwide and supporting ATMs for WSFS Bank Customers with one of the largest branded ATM networks in our region.

Selected quarterly financial results and metrics are as follows:

(Dollars in millions)	September 30, 2024	June 30, 2024	September 30, 2023
Net revenue(11)	$27.7	$27.6	$18.0
Noninterest expense(12)	26.1	25.6	16.9
Pre-tax income	1.6	2.0	1.1
Performance Metrics
Average cash managed	$1,623	$1,530	$1,486
Number of serviced non-bank ATMs and smart safes	42,126	42,524	33,860
Number of WSFS owned and branded ATMs	569	579	592
ROA	1.29%	1.72%	0.87%
Cash Connect® pre-tax income decreased $0.3 million to $1.6 million, due to an increase in non-earning cash (held in vaults) related to recently onboarded Clients and higher external funding costs, while net revenue was essentially flat. ROA decreased 43bps to 1.29%, compared to 1.72% in 2Q 2024, driven by lower net income (27bps) and a change in funding mix (16bps).
Pre-tax net income increased $0.5 million, or 50%, compared to 3Q 2023, primarily driven by an increase in bailment ATMs year over year. This increase in bailment units also drove a $9.7 million increase in net revenue and a $9.1 million increase in noninterest expense compared to 3Q 2023, as we continued to optimize newly onboarded customers. ROA increased 42bps compared to 3Q 2023 due to higher net income.
As we captured market share, total ATMs and smart safes increased by 8,243, or 24%, compared to 3Q 2023, primarily driven by an increase in bailment ATMs, partially offset by a decrease in lower margin reconciliation-only ATMs.

(11) Includes intercompany allocation of income and net interest income.
(12) Includes intercompany allocation of expense.

WSFS Bank Center	WSFS Bank Place	13
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
Third Quarter 2024 Earnings Release Conference Call
Management will conduct a conference call to review 3Q 2024 results at 1:00 p.m. Eastern Time (ET) on Friday, October 25, 2024. Interested parties may access the conference call live on our Investor Relations website (https://investors.wsfsbank.com). For those who cannot access the live conference call, a replay will be accessible shortly after the event concludes through our Investor Relations website.
About WSFS Financial Corporation
WSFS Financial Corporation is a multibillion-dollar financial services company. Its primary subsidiary, WSFS Bank, is the oldest and largest locally headquartered bank and trust company in the Greater Philadelphia and Delaware region. As of September 30, 2024, WSFS Financial Corporation had $20.9 billion in assets on its balance sheet and $87.2 billion in assets under management and administration. WSFS operates from 114 offices, 88 of which are banking offices, located in Pennsylvania (57), Delaware (39), New Jersey (14), Florida (2), Nevada (1) and Virginia (1) and provides comprehensive financial services including commercial banking, consumer banking, treasury management and trust and wealth management. Other subsidiaries or divisions include Arrow Land Transfer, Bryn Mawr Capital Management, LLC, Bryn Mawr Trust®, The Bryn Mawr Trust Company of Delaware, Cash Connect®, NewLane Finance®, Powdermill® Financial Solutions, WSFS Institutional Services®, WSFS Mortgage®, and WSFS Wealth® Investments. Serving the Greater Delaware Valley since 1832, WSFS Bank is one of the ten oldest banks in the United States continuously operating under the same name. For more information, please visit www.wsfsbank.com.

WSFS Bank Center	WSFS Bank Place	14
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
Forward-Looking Statements
This press release contains estimates, predictions, opinions, projections and other "forward-looking statements" as that phrase is defined in the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation, references to the Company's predictions or expectations of future business or financial performance as well as its goals and objectives for future operations, financial and business trends, business prospects, and management's outlook or expectations for earnings, revenues, expenses, capital levels, liquidity levels, asset quality or other future financial or business performance, strategies or expectations. The words “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project” and similar expressions, among others, generally identify forward-looking statements. Such forward-looking statements are based on various assumptions (some of which may be beyond the Company's control) and are subject to risks and uncertainties (which change over time) and other factors which could cause actual results to differ materially from those currently anticipated. Such risks and uncertainties include, but are not limited to, difficult market conditions and unfavorable economic trends in the United States generally and in financial markets, particularly in the markets in which the Company operates and in which its loans are concentrated, including difficult and unfavorable conditions and trends related to housing markets, costs of living, unemployment levels, interest rates, supply chain issues, inflation, and economic growth; the impacts related to or resulting from bank failures and other economic and industry volatility, including potential increased regulatory requirements and costs and potential impacts to macroeconomic conditions; changes in market interest rates which may increase funding costs and reduce earning asset yields and thus reduce margin; the impact of changes in interest rates and the credit quality and strength of underlying collateral and the effect of such changes on the market value of the Company's investment securities portfolio, which could impact market confidence in the Company’s operations; possible additional loan losses and impairment of the collectability of loans; the Company's level of nonperforming assets and the costs associated with resolving problem loans including litigation and other costs and complying with government-imposed foreclosure moratoriums; , the credit risk associated with the substantial amount of commercial real estate, commercial and industrial, and construction and land development loans in the Company's loan portfolio; the extensive federal and state regulation, supervision and examination governing almost every aspect of the Company's operations and potential expenses associated with complying with such regulations; the Company's ability to comply with applicable capital and liquidity requirements, including its ability to generate liquidity internally or raise capital on favorable terms; possible changes in trade, monetary and fiscal policies and stimulus programs, laws and regulations and other activities of governments, agencies, and similar organizations, and the uncertainty of the short- and long-term impacts of such changes; any impairments of the Company's goodwill or other intangible assets; the success of the Company's growth plans; failure of the financial and/or operational controls of the Company's Cash Connect® and/or Wealth Management segments; negative perceptions or publicity with respect to the Company generally and, in particular, the Company's trust and wealth management business; adverse judgments or other resolution of pending and future legal proceedings, and cost incurred in defending such proceedings; the Company's reliance on third parties for certain important functions, including the operation of its core systems, and any failures by such third parties; system failures or cybersecurity incidents or other breaches of the Company's network security, particularly given remote working arrangements; the Company's ability to recruit and retain key Associates; the effects of weather, including climate change, and natural disasters such as floods, droughts, wind, tornadoes and hurricanes as well as effects from geopolitical instability, armed conflicts, public health crises and man-made disasters including terrorist attacks; the effects of regional or national civil unrest (including any resulting branch or ATM closures or damage); possible changes in the speed of loan prepayments by the Company's Customers and loan origination or sales volumes; possible changes in market valuations and/or the speed of prepayments of mortgage-backed securities (MBS) due to changes in the interest rate environment, and the related acceleration of premium amortization on prepayments in the event that prepayments accelerate; regulatory limits on the Company's ability to receive dividends from its subsidiaries and pay dividends to its stockholders; any reputation, credit, interest rate, market, operational, litigation, legal, liquidity, regulatory and compliance risk resulting from developments related to any of the risks discussed above; any compounding effects or unexpected interactions of the risks discussed above; and other risks and uncertainties, including those discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2023, Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024, and other documents filed by the Company with the Securities and Exchange Commission from time to time.

The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. The Company disclaims any duty to revise or update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company for any reason, except as specifically required by law. As used in this press release, the terms "WSFS," "the Company," "registrant," "we," "us," and "our" mean WSFS Financial Corporation and its subsidiaries, on a consolidated basis, unless the context indicates otherwise.

WSFS Bank Center	WSFS Bank Place	15
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS
SUMMARY STATEMENTS OF INCOME (Unaudited)

	Three months ended			Nine months ended
(Dollars in thousands, except per share data)	September 30, 2024	June 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Interest income:
Interest and fees on loans	$235,977	$230,815	$218,903	$691,495	$620,511
Interest on mortgage-backed securities	25,348	25,784	26,654	77,029	81,310
Interest and dividends on investment securities	2,184	2,183	2,180	6,551	6,599
Other interest income	9,875	6,455	3,402	25,168	10,871
	273,384	265,237	251,139	800,243	719,291
Interest expense:
Interest on deposits	80,647	76,693	57,255	230,135	142,501
Interest on Federal Home Loan Bank advances	1,472	359	167	2,139	5,135
Interest on senior and subordinated debt	2,446	2,441	2,453	7,336	7,360
Interest on trust preferred borrowings	1,749	1,750	1,764	5,255	4,954
Interest on other borrowings	9,566	9,545	6,898	28,147	12,365
	95,880	90,788	68,537	273,012	172,315
Net interest income	177,504	174,449	182,602	527,231	546,976
Provision for credit losses	18,422	19,814	18,414	53,374	63,255
Net interest income after provision for credit losses	159,082	154,635	164,188	473,857	483,721
Noninterest income:
Credit/debit card and ATM income	24,621	23,875	14,869	68,165	42,660
Investment management and fiduciary revenue	36,648	37,606	32,720	107,182	95,575
Deposit service charges	6,837	6,496	6,534	19,820	18,850
Mortgage banking activities, net	2,067	2,217	1,254	5,931	3,680
Loan and lease fee income	1,513	1,706	1,621	4,742	4,183
Unrealized loss on equity investment, net	—	—	(5)	—	(9)
Realized gain on sale of equity investment, net	56	2,130	—	2,186	—
Bank-owned life insurance income	1,540	793	1,697	3,533	3,967
Other income	16,876	16,775	13,978	46,054	33,760
	90,158	91,598	72,668	257,613	202,666
Noninterest expense:
Salaries, benefits and other compensation	86,124	83,249	74,453	245,179	219,669
Occupancy expense	9,595	9,387	9,529	28,461	30,069
Equipment expense	12,076	12,054	10,563	34,822	31,165
Data processing and operations expense	4,985	4,807	4,867	13,452	14,362
Professional fees	3,819	4,781	4,612	13,081	15,169
Marketing expense	2,053	2,020	2,049	5,855	5,930
FDIC expenses	2,882	2,390	2,534	9,254	7,979
Loan workout and other credit costs	1,684	(1,278)	(189)	1,477	292
Corporate development expense	46	158	113	412	3,649
Restructuring expense	—	—	—	—	(787)
Other operating expenses	40,459	38,200	31,158	116,570	86,490
	163,723	155,768	139,689	468,563	413,987
Income before taxes	85,517	90,465	97,167	262,907	272,400
Income tax provision	21,108	21,257	22,904	63,567	66,880
Net income	64,409	69,208	74,263	199,340	205,520
Less: Net (loss) income attributable to noncontrolling interest	(26)	(65)	97	(129)	272
Net income attributable to WSFS	$64,435	$69,273	$74,166	$199,469	$205,248
Diluted earnings per share of common stock:	$1.08	$1.16	$1.22	$3.33	$3.34
Weighted average shares of common stock outstanding for fully diluted EPS	59,393,651	59,958,628	61,039,317	59,956,324	61,367,802
See “Notes”

WSFS Bank Center	WSFS Bank Place	16
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS
SUMMARY STATEMENTS OF INCOME (Unaudited) - continued

	Three months ended			Nine months ended
	September 30, 2024	June 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Performance Ratios:
Return on average assets (a)	1.22%	1.34%	1.45%	1.28%	1.36%
Return on average equity (a)	9.95	11.39	12.64	10.66	11.89
Return on average tangible common equity (a)(o)	16.96	20.08	23.19	18.55	22.03
Net interest margin (a)(b)	3.78	3.85	4.08	3.82	4.15
Efficiency ratio (c)	61.08	58.46	54.64	59.61	55.12
Noninterest income as a percentage of total net revenue (b)	33.64	34.38	28.42	32.78	26.98
See “Notes”

WSFS Bank Center	WSFS Bank Place	17
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS (Continued)
SUMMARY STATEMENTS OF FINANCIAL CONDITION (Unaudited)

(Dollars in thousands)	September 30, 2024	June 30, 2024	September 30, 2023
Assets:
Cash and due from banks	$571,798	$618,446	$260,200
Cash in non-owned ATMs	414,931	400,482	345,754
Investment securities, available-for-sale	3,737,119	3,651,913	3,691,541
Investment securities, held-to-maturity	1,026,305	1,038,854	1,068,871
Other investments	38,662	36,204	39,466
Net loans and leases (e)(f)(l)	13,166,805	13,000,556	12,539,062
Bank owned life insurance	35,658	36,090	101,424
Goodwill and intangibles	992,163	996,181	1,008,472
Other assets	921,768	965,804	986,202
Total assets	$20,905,209	$20,744,530	$20,040,992
Liabilities and Stockholders’ Equity:
Noninterest-bearing deposits	$4,685,957	$4,782,920	$4,913,517
Interest-bearing deposits	11,741,074	11,508,161	10,983,747
Total customer deposits	16,427,031	16,291,081	15,897,264
Brokered deposits	—	—	89,105
Total deposits	16,427,031	16,291,081	15,986,369
Federal Home Loan Bank advances	43,158	22,306	—
Other borrowings	1,032,003	1,119,949	917,833
Other liabilities	736,002	832,837	901,412
Total liabilities	18,238,194	18,266,173	17,805,614
Stockholders’ equity of WSFS	2,678,264	2,489,580	2,242,795
Noncontrolling interest	(11,249)	(11,223)	(7,417)
Total stockholders' equity	2,667,015	2,478,357	2,235,378
Total liabilities and stockholders' equity	$20,905,209	$20,744,530	$20,040,992
Capital Ratios:
Equity to asset ratio	12.81%	12.00%	11.19%
Tangible common equity to tangible asset ratio (o)	8.47	7.56	6.49
Common equity Tier 1 capital (required: 4.5%; well capitalized: 6.5%) (g)	13.46	13.07	13.26
Tier 1 leverage (required: 4.00%; well-capitalized: 5.00%) (g)	10.68	10.44	10.72
Tier 1 risk-based capital (required: 6.00%; well-capitalized: 8.00%) (g)	13.46	13.07	13.26
Total risk-based capital (required: 8.00%; well-capitalized: 10.00%) (g)	14.71	14.32	14.43
Asset Quality Indicators:
Nonperforming assets:
Nonaccruing loans (t)	$90,039	$64,034	$57,460
Assets acquired through foreclosure	1,301	1,342	298
Total nonperforming assets	$91,340	$65,376	$57,758
Past due loans (h)	$31,714	$9,798	$14,357
Troubled loans (u)	166,754	133,080	78,186
Allowance for credit losses	197,497	198,260	175,996
Ratio of nonperforming assets to total assets	0.44%	0.32%	0.29%
Ratio of allowance for credit losses to total loans and leases (q)	1.48	1.51	1.39
Ratio of allowance for credit losses to nonaccruing loans	219	310	306
Ratio of quarterly net charge-offs to average gross loans (a)(e)(i)(n)	0.58	0.44	0.45
Ratio of year-to-date net charge-offs to average gross loans (a)(e)(i)(n)	0.43	0.35	0.43
See “Notes”

WSFS Bank Center	WSFS Bank Place	18
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS (Continued)
AVERAGE BALANCE SHEET (Unaudited)

(Dollars in thousands)	Three months ended
	September 30, 2024			June 30, 2024			September 30, 2023
	Average Balance	Interest & Dividends	Yield/ Rate (a)(b)	Average Balance	Interest & Dividends	Yield/ Rate (a)(b)	Average Balance	Interest & Dividends	Yield/ Rate (a)(b)
Assets:
Interest-earning assets:
Loans: (e) (j)
Commercial loans and leases (p)	$5,246,721	$93,594	7.11%	$5,115,017	$91,001	7.17%	$5,107,501	$90,098	7.01%
Commercial real estate loans (s)	4,952,571	89,516	7.19	4,968,847	88,852	7.19	4,611,968	82,040	7.06
Residential mortgage	924,830	11,916	5.15	892,139	10,995	4.93	841,510	10,698	5.09
Consumer loans	2,112,423	39,909	7.52	2,088,180	39,019	7.52	1,940,418	34,972	7.15
Loans held for sale	50,556	1,042	8.20	42,010	948	9.08	54,072	1,095	8.03
Total loans and leases	13,287,101	235,977	7.07	13,106,193	230,815	7.09	12,555,469	218,903	6.92
Mortgage-backed securities (d)	4,354,462	25,348	2.33	4,335,831	25,784	2.38	4,602,107	26,654	2.32
Investment securities (d)	366,098	2,184	2.62	361,093	2,183	2.70	364,565	2,180	2.64
Other interest-earning assets	709,358	9,875	5.54	469,120	6,455	5.53	251,273	3,402	5.37
Total interest-earning assets	$18,717,019	$273,384	5.82%	$18,272,237	$265,237	5.85%	$17,773,414	$251,139	5.61%
Allowance for credit losses	(199,380)			(195,557)			(173,052)
Cash and due from banks	189,523			308,226			277,780
Cash in non-owned ATMs	387,019			339,430			363,131
Bank owned life insurance	35,689			41,067			101,411
Other noninterest-earning assets	1,931,521			2,020,925			1,922,080
Total assets	$21,061,391			$20,786,328			$20,264,764
Liabilities and stockholders’ equity:
Interest-bearing liabilities:
Interest-bearing deposits:
Interest-bearing demand	$2,806,850	$9,074	1.29%	$2,807,761	$8,107	1.16%	$2,955,613	$7,156	0.96%
Savings	1,519,457	2,038	0.53	1,553,044	1,774	0.46	1,750,809	1,521	0.34
Money market	5,125,286	46,686	3.62	5,172,682	46,390	3.61	4,499,909	34,639	3.05
Customer time deposits	2,061,526	22,849	4.41	1,937,265	20,422	4.24	1,661,885	12,828	3.06
Total interest-bearing customer deposits	11,513,119	80,647	2.79	11,470,752	76,693	2.69	10,868,216	56,144	2.05
Brokered deposits	—	—	—	—	—	—	88,594	1,111	4.98
Total interest-bearing deposits	11,513,119	80,647	2.79	11,470,752	76,693	2.69	10,956,810	57,255	2.07
Federal Home Loan Bank advances	108,196	1,472	5.41	25,742	359	5.61	11,576	167	5.72
Trust preferred borrowings	90,753	1,749	7.67	90,704	1,750	7.76	90,557	1,764	7.73
Senior and subordinated debt	218,535	2,446	4.48	218,478	2,441	4.47	218,304	2,453	4.49
Other borrowed funds	816,373	9,566	4.66	816,919	9,545	4.70	604,156	6,898	4.53
Total interest-bearing liabilities	$12,746,976	$95,880	2.99%	$12,622,595	$90,788	2.89%	$11,881,403	$68,537	2.29%
Noninterest-bearing demand deposits	4,979,859			4,835,912			5,248,931
Other noninterest-bearing liabilities	770,572			891,273			813,858
Stockholders’ equity of WSFS	2,575,182			2,446,371			2,327,853
Noncontrolling interest	(11,198)			(9,823)			(7,281)
Total liabilities and equity	$21,061,391			$20,786,328			$20,264,764
Excess of interest-earning assets over interest-bearing liabilities	$5,970,043			$5,649,642			$5,892,011
Net interest and dividend income		$177,504			$174,449			$182,602
Interest rate spread			2.83%			2.96%			3.32%
Net interest margin			3.78%			3.85%			4.08%
See “Notes”

WSFS Bank Center	WSFS Bank Place	19
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS (Continued)
(Unaudited)

(Dollars in thousands, except per share data)	Three months ended			Nine months ended
Stock Information:	September 30, 2024	June 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Market price of common stock:
High	$58.59	$47.55	$45.40	$58.59	$51.77
Low	45.42	41.33	35.02	40.20	29.59
Close	50.99	47.00	36.50	50.99	36.50
Book value per share of common stock	45.37	42.01	36.93
Tangible common book value (TBV) per share of common stock (o)	28.56	25.20	20.33
Number of shares of common stock outstanding (000s)	59,033	59,261	60,728
Other Financial Data:
One-year repricing gap to total assets (k)	(0.78)%	(0.30)%	0.41%
Weighted average duration of the MBS portfolio	5.7 years	5.7 years	6.0 years
Unrealized losses on securities available for sale, net of taxes	$(420,815)	$(549,039)	$(678,413)
Number of Associates (FTEs) (m)	2,316	2,279	2,224
Number of offices (branches, LPO’s, operations centers, etc.)	114	114	116
Number of WSFS owned and branded ATMs	569	579	592
Notes:
(a)Annualized.
(b)Computed on a fully tax-equivalent basis.
(c)Noninterest expense divided by (tax-equivalent) net interest income and noninterest income.
(d)Includes securities held-to-maturity (at amortized cost) and securities available-for-sale (at fair value).
(e)Net of unearned income.
(f)Net of allowance for credit losses.
(g)Represents capital ratios of Wilmington Savings Fund Society, FSB and subsidiaries. Capital Ratios for the current quarter are to be considered preliminary until the Call Reports are filed.
(h)Accruing loans which are contractually past due 90 days or more as to principal or interest. Balance includes student loans, which are U.S. government guaranteed with little risk of credit loss.
(i)Excludes loans held for sale.
(j)Nonperforming loans are included in average balance computations.
(k)The difference between projected amounts of interest-sensitive assets and interest-sensitive liabilities repricing within one year divided by total assets, based on a current interest rate scenario.
(l)Includes loans held for sale and reverse mortgages.
(m)Includes seasonal Associates, when applicable.
(n)Excludes reverse mortgage loans.
(o)The Company uses non-GAAP (United States Generally Accepted Accounting Principles) financial information in its analysis of the Company’s performance. The Company’s management believes that these non-GAAP financial measures provide a greater understanding of ongoing operations, enhance comparability of results of operations with prior periods and show the effects of significant gains and charges in the periods presented. The Company’s management believes that investors may use these non-GAAP financial measures to analyze the Company’s financial performance without the impact of unusual items or events that may obscure trends in the Company’s underlying performance. This non-GAAP data should be considered in addition to results prepared in accordance with GAAP, and is not a substitute for, or superior to, GAAP results. For a reconciliation of these and other non-GAAP financial measures to their comparable GAAP measures, see "Non-GAAP Reconciliation" at the end of the press release.
(p)Includes commercial & industrial loans and commercial small business leases.
(q)Represents amortized cost basis for loans and leases.
(r)Includes provision for credit losses, loan workout expenses, OREO expenses and other credit costs.
(s)Includes commercial mortgage and commercial construction loans.
(t)Includes nonaccruing troubled loans.
(u)Represents loans modified in the form of principal forgiveness, interest rate reduction, an other-than-insignificant payment delay, or a term extension to borrowers experiencing financial difficulty.

WSFS Bank Center	WSFS Bank Place	20
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS (Continued)
(Dollars in thousands, except per share data)
(Unaudited)

Non-GAAP Reconciliation (o):	Three months ended			Nine months ended
	September 30, 2024	June 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Net interest income (GAAP)	$177,504	$174,449	$182,602	$527,231	$546,976
Core net interest income (non-GAAP)	177,504	174,449	182,602	527,231	546,976
Noninterest income (GAAP)	90,158	91,598	72,668	257,613	202,666
Plus: Unrealized loss on equity investments, net	—	—	(5)	—	(9)
Less: Realized gain on sale of equity investment, net	56	2,130	—	2,186	—
Less/(plus): Visa derivative valuation adjustment	—	3,434	(750)	2,829	(1,855)
Core fee revenue (non-GAAP)	$90,102	$86,034	$73,423	$252,598	$204,530
Core net revenue (non-GAAP)	$267,606	$260,483	$256,025	$779,829	$751,506
Core net revenue (non-GAAP)(tax-equivalent)	$267,991	$260,900	$256,412	$780,975	$752,904
Noninterest expense (GAAP)	$163,723	$155,768	$139,689	$468,563	$413,987
(Plus)/less: FDIC special assessment	—	(383)	—	880	—
Less: Corporate development expense	46	158	113	412	3,649
Plus: Restructuring expense	—	—	—	—	(787)
Core noninterest expense (non-GAAP)	$163,677	$155,993	$139,576	$467,271	$411,125
Core efficiency ratio (non-GAAP)	61.1%	59.8%	54.4%	59.8%	54.6%
Core fee revenue ratio (non-GAAP) (b)	33.6%	33.0%	28.6%	32.3%	27.2%

	End of period
	September 30, 2024	June 30, 2024	September 30, 2023
Total assets (GAAP)	$20,905,209	$20,744,530	$20,040,992
Less: Goodwill and other intangible assets	992,163	996,181	1,008,472
Total tangible assets (non-GAAP)	$19,913,046	$19,748,349	$19,032,520
Total stockholders’ equity of WSFS (GAAP)	$2,678,264	$2,489,580	$2,242,795
Less: Goodwill and other intangible assets	992,163	996,181	1,008,472
Total tangible common equity (non-GAAP)	$1,686,101	$1,493,399	$1,234,323

Tangible common book value (TBV) per share:
Book value per share (GAAP)	$45.37	$42.01	$36.93
Tangible common book value per share (non-GAAP)	28.56	25.20	20.33
Tangible common equity to tangible assets:
Equity to asset ratio (GAAP)	12.81%	12.00%	11.19%
Tangible common equity to tangible assets ratio (non-GAAP)	8.47	7.56	6.49

WSFS Bank Center	WSFS Bank Place	21
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103

Non-GAAP Reconciliation - continued (o):	Three months ended			Nine months ended
	September 30, 2024	June 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
GAAP net income attributable to WSFS	$64,435	$69,273	$74,166	$199,469	$205,248
Plus/(less): Pre-tax adjustments: Realized/unrealized gain (loss) on equity investments, net, Visa derivative valuation adjustment, FDIC special assessment, and corporate development and restructuring expense	(10)	(5,789)	868	(3,723)	4,726
(Plus)/less: Tax impact of pre-tax adjustments	2	1,273	(232)	585	(1,293)
Adjusted net income (non-GAAP) attributable to WSFS	$64,427	$64,757	$74,802	$196,331	$208,681

GAAP return on average assets (ROA)	1.22%	1.34%	1.45%	1.28%	1.36%
Plus/(less): Pre-tax adjustments: Realized/unrealized gain (loss) on equity investments, net, Visa derivative valuation adjustment, FDIC special assessment, and corporate development and restructuring expense	—	(0.11)	0.02	(0.02)	0.03
(Plus)/less: Tax impact of pre-tax adjustments	—	0.02	(0.01)	—	(0.01)
Core ROA (non-GAAP)	1.22%	1.25%	1.46%	1.26%	1.38%

Earnings per share (diluted) (GAAP)	$1.08	$1.16	$1.22	$3.33	$3.34
Plus/(less): Pre-tax adjustments: Realized/unrealized gain (loss) on equity investments, net, Visa derivative valuation adjustment, FDIC special assessment, and corporate development and restructuring expense	—	(0.10)	0.01	(0.06)	0.08
(Plus)/less: Tax impact of pre-tax adjustments	—	0.02	—	—	(0.02)
Core earnings per share (non-GAAP)	$1.08	$1.08	$1.23	$3.27	$3.40

Calculation of return on average tangible common equity:
GAAP net income attributable to WSFS	$64,435	$69,273	$74,166	$199,469	$205,248
Plus: Tax effected amortization of intangible assets	2,949	3,007	2,984	8,929	8,748
Net tangible income (non-GAAP)	$67,384	$72,280	$77,150	$208,398	$213,996
Average stockholders’ equity of WSFS	$2,575,182	$2,446,371	$2,327,853	$2,499,612	$2,307,002
Less: Average goodwill and intangible assets	994,818	998,939	1,007,803	998,960	1,008,463
Net average tangible common equity	$1,580,364	$1,447,432	$1,320,050	$1,500,652	$1,298,539
Return on average tangible common equity (non-GAAP)	16.96%	20.08%	23.19%	18.55%	22.03%

WSFS Bank Center	WSFS Bank Place	22
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103

Non-GAAP Reconciliation - continued (o):	Three months ended			Nine months ended
	September 30, 2024	June 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Calculation of PPNR:
Net income (GAAP)	$64,409	$69,208	$74,263	$199,340	$205,520
Plus: Income tax provision	21,108	21,257	22,904	63,567	66,880
Plus: Provision for credit losses	18,422	19,814	18,414	53,374	63,255
PPNR (non-GAAP)	$103,939	$110,279	$115,581	$316,281	$335,655